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                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of Report (Date of earliest event reported) January 7, 2003
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                               YELLOW CORPORATION
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             (Exact name of registrant as specified in its charter)




          Delaware                  0-12255                 48-0948788
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(State or other jurisdiction      (Commission             (IRS Employer
      of incorporation)           File Number)          Identification No.)




 10990 Roe Avenue, P. O. Box 7563,  Overland Park, Kansas       66207
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   (Address of principal executive offices)                   (Zip Code)




Registrant's telephone number, including area code   (913) 696-6100
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                                   No Changes.
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         (Former name or former address, if changed since last report.)






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Item 5.  Other Events

On December 31, 2002, Yellow Corporation (NASDAQ: YELL) amended its asset backed securitization (ABS) facility. As a result of the amendment, the ABS facility will be reflected on the Consolidated Balance Sheets of Yellow Corporation. The amendment does not impact Yellow Corporation earnings per share, as the costs associated with the ABS agreement were not altered.

Description of ABS facility
The ABS facility provides the company with additional liquidity and lower borrowing costs through access to the asset backed commercial paper market. Financing under the facility is provided in two primary steps. The first step is the sale of an ongoing pool of receivables by Yellow Transportation to a special purpose entity, Yellow Receivables Corporation (YRC). YRC is a wholly owned subsidiary of Yellow Transportation. The second step is the transfer of a portion of the receivables to a conduit administered by a large financial institution. The function of the conduit is to bundle the receivables from Yellow Transportation and numerous unrelated companies and then sell them to investors as asset backed commercial paper. The conduit receives proceeds from investors and forwards them to YRC. YRC then forwards the proceeds to Yellow Transportation. Repayments of these obligations, along with related charges, occur in the reverse sequence of the steps just described.

The ABS facility involves receivables of Yellow Transportation only and has a $200 million limit. At December 31, 2002, $50 million was outstanding on this facility. Under terms of the agreement, Yellow Transportation provides servicing of the receivables and retains the associated collection risks.

Impact of the amendment
Prior to the amendment, financing obtained under the ABS facility was treated as a sale of assets for financial accounting purposes. As a result, the receivables sold by YRC to the conduit and the related ABS borrowings were not reflected on the Consolidated Balance Sheets of Yellow Corporation.

The December 31, 2002 amendment provides YRC the right to repurchase, at any time, 100 percent of the receivable interests held by the conduit thereby allowing Yellow Corporation to reflect the ABS facility on the Consolidated Balance Sheet. Prior to the amendment, the right to repurchase receivable interests was limited to instances when ABS borrowings were below $10 million, or 5 percent of the $200 million limit.



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As a result of the amendment, activity under the ABS facility will be recorded as financing activity rather than as a sale of assets. Therefore, the following changes in financial reporting will occur:
     - Receivables transferred to the conduit will be recorded on the Consolidated Balance Sheet of Yellow Corporation as of December 31, 2002 and thereafter under the caption "accounts receivable." Prior to the amendment, ABS obligations were reported in financial footnotes.
     - ABS obligations will be reflected as current liabilities under the caption "ABS borrowings" from December 31, 2002 forward.
     - The net amount of borrowing and repayment activity will be recorded as a Financing Activity on the Statements of Consolidated Cash Flows, rather than as Operating Activities, from the date of the amendment forward.
     - The related financing charges will be reported as "interest expense" on the Statements of Consolidated Operations beginning January 1, 2003. Prior to the amendment, these charges were recorded as separate nonoperating expenses under the caption "ABS facility charges."






                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   YELLOW CORPORATION
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                                                      (Registrant)

Date:    January 7, 2003                    /s/     Donald G. Barger, Jr.
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                                                    Donald G. Barger, Jr.
                                                    Senior Vice President
                                                    & Chief Financial Officer